                                                                    Exhibit 10.5

                                 Epoch Networks
                           Branded Services Agreement
                           --------------------------

THIS AGREEMENT ("Agreement") is made and entered into this 2nd day of April, 1998, by and between Epoch Networks, Inc., d.b.a. Epoch Internet ("Epoch") and NET-tel Corporation ("Branded Provider").

WHEREAS, Epoch is an Internet access provider with proprietary technology, software, systems, and engineering;

WHEREAS, Branded Provider is a communications company which desires to offer an Internet access product in its own name or the name(s) of its designee(s) ("Branded");

WHEREAS, Branded Provider desires to market Internet services in the markets agreed to by the parties hereto set forth on Attachment B hereto and other markets selected by the parties hereto (the "Markets") in conjunction with a sales forecast as set forth on Attachment B and updated from time to time under this Agreement; and

WHEREAS, Epoch desires to extend its marketing efforts and establish relationships throughout the U.S. with Branded Providers who shall re-brand and market Epoch products and services to their customers,

NOW, THEREFORE, in consideration of the mutual premises contained herein, it is hereby agreed:

1.   Relationship of Parties
     -----------------------

Epoch appoints Branded Provider to act as an authorized Epoch Branded Provider subject to all the terms and conditions herein.

Upon Branded Provider's solicitation of a customer, Branded Provider shall be responsible for exercising effective control over the customer and shall offer and furnish such customer billing and other services as it deems appropriate. Branded Provider shall be responsible to collect any charges pertaining to customer access fees, as well as other services rendered by Epoch to customer.

Epoch and Branded Provider intend that Branded Provider shall be an independent contractor. The mode, manner, method and means employed by Branded Provider and the performance of the terms and conditions of this Agreement shall be of Branded Provider's selection and under the sole control of Branded Provider. The parties acknowledge that personnel employed by Branded Provider to perform services under this Agreement shall not be Epoch employees and Branded Provider assumes full responsibility for their acts. Branded Provider and Epoch acknowledge that their relationship arising from this Agreement shall not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between them and Branded Provider shall not have any authority to bind Epoch in any manner.

2.   Epoch Responsibilities
     ----------------------

In connection with this Agreement, Epoch shall use reasonable efforts to provide the following services and products for customers of Branded Provider (the "Services"):

a) Provide customized Internet Services listed on Attachment A; including lines (56K, fractional T-1, and T-1), network consulting (billable on an hourly or project basis), web development, hosting, training, and Dial-Up access (the "Branded Services"). This may also include branded dial-up software (the "Branded Software") and branded customer service for customers; Branded Provider shall bear the costs of programming, packaging, duplication, third-party components, and branding of the Branded Software (the costs of which are estimated on Attachment A);

b) Provide registration, mail and other servers sufficient to support the Branded Software customers;

c) Provide a network operations center for dedicated and hosted customers on a "24X7" basis at (888) NET-DOWN;

d) Provide the billing information in a form and timeframe mutually agreed upon by Branded Provider and Epoch sufficient for Branded Provider to bill its customers;

e) Provide network monitoring and engineering for the network and maintain the network;

f) Provide Internet equipment and backbone infrastructure at the Network Access Points ("NAP") to service connections between the NAPs and Epoch's Points of Presence ("POPs"). Epoch, in its sole discretion, may offer Branded Provider the opportunity to co-locate its equipment at the NAPs or its POPs at reasonable rates;

g) Provide Internet protocol ("IP") addresses to Branded Provider and its customers, per Epoch's normal IP policies and as defined in Attachment A, as needed in provisioning dedicated access services. It is noted specifically that all IP addresses shall be owned by Epoch, and not Branded Provider, and shall be returned to Epoch upon expiration or termination of this Agreement;

h) Provide, at the sole cost of Branded Provider, marketing support for the Brandcd Software;

i) Provide sufficient personnel, consistent with the standards agreed to herein, to support for the Internet services provided hereunder;

j) Timely disconnection of the access of any customer of Branded Provider upon written notice from Branded Provider, as soon as is reasonably practical. Epoch shall have no liability for any problems resulting from such disconnection;

                                      -2-
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k)   Provision and install equipment and obtain locations for POPs, which shall be established and configured based on the projections of Branded Provider (per Attachment B). Epoch shall not be required to open or expand a POP in any market where the user base does not meet Epoch's minimum requirements for spending the capital and resources;

l) Make available Internet University training, in both classroom and online formats, to Branded Provider for training Branded Provider's sales, marketing and project management personnel. Branded Provider shall pay reasonable fees, plus any necessary travel expenses, for such training; and

m) Within thirty (30) days of execution of this Agreement the parties shall meet to develop an implementation plan for fulfilling this Agreement; which shall be amended from time to time as needed.

3.   Branded Provider Responsibilities
     ---------------------------------

In consideration for being appointed as a Branded Provider, Branded Provider assumes the following responsibilities:

a) Solicit customers (e.g. companies, organizations and/or individuals who shall utilize Internet services) and maintain a trained and capable sales and support organization to solicit customers and support Epoch to assure customer satisfaction;

b) Allocate necessary funding and personnel to support the Branded Product development, integration, marketing, sales, and training which shall ensure the success of the commitments made by both parties hereto;

c) Present to potential customers an Internet Service Application (forms may be changed or adapted for Branded Providers' specific needs with authorization from Epoch). Branded Provider shall work with and assist such customers in completing the form, as updated from time to time by Epoch. Further, Branded Provider shall ensure that its personnel are adequately trained to assist such customers. The Service Application shall constitute a directive from Branded Provider to Epoch to provide the customer with all Services set forth therein. Branded Provider shall then be billed by Epoch for the Services in accordance with the prices set forth on Attachment A. Receipt of the Service Application by Epoch shall constitute a binding contract between Epoch and Branded Provider. Branded Provider understands that Epoch may refuse service to any customer, which is: (i) an Internet service provider using BGP, (ii) utilizes the UDP layer (streaming), (iii) violates or plans to violate generally accepted net protocol, including Epoch's Acceptable Use Policy ("AUP"), as such AUP may be modified from time to time by Epoch in its sole discretion (the most recent statement of Epoch's AUP is located at http://www.eni.net/products services/aup.html) (e.g. "spamming"), or (iv) breaches any provision of Epoch's standard Internet Services Agreement (the subject matter and provisions of which Branded Provider shall incorporate into its own agreement);

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d)   Set prices for products and services provided to its customers independent of any prices charged by Epoch to its customers;

e)   Provide Epoch with a monthly forecast (the "Request") that forecasts four
     (4) months out, attached as Attachment B, that specifies the sales forecast for each type of Branded Service for each Market in which Branded Provider shall be selling such services. Epoch may rely on the Request to build infrastructure to meet Branded Providers forecasted needs. The Request shall include, at a minimum, a schedule of projected volume of dial-up and dedicated access customers and other information reasonably necessary for Epoch to project usage and build POPs. Furthermore, Epoch reserves the right, in its sole discretion, to decline to build a new POP or add capacity to an existing POP where Request does not warrant the investment of capital and resources by Epoch. In the event that Branded Provider requests that Epoch open any new POP or add capacity to an existing POP to serve the Request, then Branded Provider and Epoch shall enter into the POP Expansion Agreement attached as Exhibit A hereto;

f) Branded Provider shall agree to pay the monthly minimum Revenue Commitment dollar amount as set forth on Attachment A, according the revenue Ramp (defined as a percentage of the minimum Revenue Commitment due in a given month) set forth in Attachment A, if billing based on actual network and/or services usage shall be less than as set forth in Attachment A;

g) Take no action inconsistent with this Agreement, and reasonably support Epoch's efforts in providing Internet service to the customers.

4.   Pricing & Commissions
     ---------------------

Epoch shall provide products and services to Branded Provider's customers and charge Branded Provider prices as agreed in Attachment A; such pricing shall not change during the term of this Agreement except with the express written consent of both parties. Epoch shall bill Branded Provider on a monthly basis for services provided to customers by Epoch; with such billing occurring in advance of the services provided for standard recurring charges (e.g. access is paid in advance of the month) and in arrears following provisioning of services for usage based or consulting services. All invoices are payable within thirty (30) days of receipt. Unpaid invoices are subject to Epoch's then-current late payment charge and interest of one percent (1%) per month on any outstanding balance, or the maximum permitted by law, plus all expenses of collection. The initial price and commission schedule is attached hereto as Attachment A. Furthermore, all definitions in this Agreement shall be subject to modification by Epoch at any time, upon thirty (30) days notice to Branded Provider as needed to conform with Epoch's AUP and to control abusers of Internet services, as well as to comply with regulatory authorities or changes of law.

5.   Trademarks and Related Matters
     ------------------------------

Branded Provider shall clearly mark its packaging and collateral materials with the " Epoch"

                                      -4-
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logo. Epoch shall provide and periodically update a list of marks which the Branded Provider may use, pursuant to the terms of this Agreement (the "Marks"). All rights, title and interest in and to such Marks shall remain in Epoch and Branded Provider shall not at any time challenge Epoch's rights in and to said Mark or Marks or seek to obtain or obtain any rights therein. Any unauthorized use of the Marks by Branded Provider or any person employed by or contracting with Branded Provider, or any use not in compliance with the rules and procedures prescribed by Epoch relating to such use, shall constitute an infringement of Epochs rights in and to the Marks and be a material breach of this Agreement.

Branded Provider agrees that upon the expiration or termination of this Agreement, Branded Provider shall:

a) Not thereafter use any actual or similar Marks in any manner or for any purpose; and,

b) Destroy all advertising and marketing materials, forms, and other materials containing any Mark or otherwise identifying or relating to Epoch.

6.   Confidentiality, Non-Disclosure, Trade Secrets & Intellectual Property
     ----------------------------------------------------------------------
Rights
------

a) For purposes of this Agreement, the term "Confidential Information" shall mean all documents, information, financial statements, agreements, software programs, pricing information, contracts, know-how, inventories, projections, customer names, customer requirements, materials, details, programs, software, specifications, techniques, properties, methods, manufacturing processes, marketing and sales plans and techniques, employee lists and information regarding employees such as work habits, skills, and areas of expertise, products and services, as well as future and proposed products and services, and other data, or any combination thereof, whether or not the party who disclosed such Confidential Information ("Disclosing Party") is the owner of such Confidential Information, which is disclosed to the other party hereunder ("Receiving Party") by the Disclosing Party, whether or not such information is or is not generally known to the public or to other persons, and whether or not economic value may be obtained from its disclosure or use by others.

b) The Receiving Party, along with its employees and agents, shall hold and maintain the Confidential Information in strictest confidence and in trust for the sole and exclusive benefit of the Disclosing Party.

c) The Receiving Party shall not, without the prior written approval of the Disclosing Party, use for its own benefit, nor for the benefit of others, other than in connection with this Agreement, nor publish or otherwise disclose to others, or permit any use by others for their benefit or to the detriment of the Disclosing Party, any of the Confidential Information.

d) The Receiving Party shall carefully restrict access to the Confidential Information received from the Disclosing Party to the officers, directors, employees, partners, and professional advisors of the Receiving Party, who clearly need such access. The Receiving Party further warrants and represents that it shall advise each of the persons to whom it provides access to any of the Confidential Information pursuant to this paragraph that such persons are strictly prohibited from making any use, publishing or otherwise disclosing to others, or permitting others to use for their benefit or to the detriment of the Disclosing Party, any of the Confidential Information except as required in the performance of its duties hereunder.

e) The Receiving Party shall take all necessary action to protect the confidentiality of the Confidential Information, except for its disclosure pursuant to paragraph (d) above, and hereby agrees to be held accountable to the Disclosing Party for any and all losses, damages, claims, or expenses incurred or suffered by the Disclosing Party as a result of the Receiving Party's breach of this Agreement.

f) The Receiving Party shall not solicit the employment of, or the termination of employment with the Disclosing Party, of any employee, officer, or director of the Disclosing Party.

g) The Receiving Party understands and acknowledges that any disclosure or misappropriation of any of the Confidential Information or the solicitation or employment of any employees, officers or directors of the Disclosing Party is in violation of this Agreement and shall constitute a material breach of the Agreement as well as irreparable business harm, the amount of which may be difficult to ascertain and, therefore, agrees that the Disclosing Party shall have the right to apply to a court of competent jurisdiction for an order restraining any such violation and for such other relief as the Disclosing Party shall deem appropriate. The right of the Disclosing Party to enjoin a violation of this Agreement is to be in addition to the remedies otherwise available to the Disclosing Party at law or in equity.

h) The Receiving Party shall return to the Disclosing Party any and all records, notes, and other written, printed, or tangible materials containing the Confidential Information immediately in the event of the termination of this Agreement; provided, however, that any failure by the Disclosing Party to request the return of such materials shall not affect the duties of the Receiving Party as provided for in this Agreement.

i) Each party represents to the other party that it is the owner or licensee of all proprietary software and intellectual property provided by such party under the terms of this Agreement. To the extent that Branded Provider requests Epoch to develop new software which is deemed proprietary by and to Branded Provider then Branded Provider shall own all rights and interest to such software. Branded Provider shall not own any rights to software which is proprietary to Epoch, even though Branded Provider may have paid reasonable fees for Epoch to customize such Epoch software for Branded Provider's use while under this Agreement; specific examples of which include, but are not limited to, CustomDial, SmartList, and Start.page.

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7.   Term & Termination Of Agreement
     -------------------------------

The term of this Agreement shall extend for a period of four (4) years from the date of execution by both parties. The term may be extended at any time upon mutual agreement of the parties.

Branded Provider may terminate this Agreement for convenience at any time by providing Epoch with sixty (60) days written notice. In the event of such termination, Branded Provider shall immediately pay Epoch fifty percent (50%) of the sum of all minimum monthly Revenue Commitments, as set forth on Attachment A, for each remaining month in the term of this Agreement; in addition to any and all amounts currently due and owing.

Either party may terminate this Agreement "for cause" in the event that the other party hereto breaches any material term of this Agreement. In the event that such breach is made by Epoch, then Branded Provider may terminate the Agreement without penalty. In the event that such breach is made by Branded Provider, then Epoch may terminate the Agreement and require payment from Branded Provider equal to the minimum monthly Revenue Commitment defined in Attachment A for the remaining balance of the term of the Agreement. In either case, any and all past due amounts outstanding shall be payable prior to any termination. Prior to the effectiveness of such termination the party noticing the termination shall first give the other party a written explanation of the breach which clearly describes the problem(s) constituting cause; the other party shall then have sixty (60) days to correct and cure the breach. Should the breach be cured, then this Agreement shall remain in full force and effect.

All sections of this Agreement which by their nature should survive expiration or termination shall, in fact, survive expiration or termination, including, without limitation, accrued rights to payment, warranty disclaimers, limitations of liability, confidentiality and proprietary information.

8.   LIMITATION OF LIABILITY
     -----------------------

NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT OR OTHERWISE, EPOCH SHALL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STR1CT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY (I) FOR ANY AMOUNT IN EXCESS OF ONE HUNDRED THOUSAND DOLLARS ($100,000) IN THE AGGREGATE OR (II) FOR ANY INCIDENTAL. CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOSS OF DATA OR FILES, PROFIT, GOODWILL, TIME, SAVINGS OR REVENUE. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION AND EXCLUSIONS MAY NOT APPLY TO BRANDED PROVIDER.

9.   Electronic Communications Privacy Act Notice (18 USC 2701-2711)
     ---------------------------------------------------------------

EPOCH MAKES NO GUARANTEE OF CONFIDENTIALITY OR PRIVACY OF ANY

COMMUNICATION OR INFORMATION TRANSMITTED ON ITS NETWORK OR ANY NETWORK ATTACHED TO ITS NETWORK. Epoch shall not be liable for the privacy of e-mail addresses, registration and identification information disk space, communications, confidential or trade-secret information, or any other Content stored on Epoch's equipment, transmitted over networks accessed by the Services, or otherwise connected with Branded Provider's or End Users' use of the Services.

10.  Warranty Disclaimer
     -------------------

Branded Provider uses the services provided hereunder at Branded Provider's own risk. Epoch, its employees, affiliates, agents, third-party information providers, merchants, licensors and the like do not warrant that the Services shall be uninterrupted or error free; nor do they make any warranty as to the results that may be obtained from use of the Services, or as to the accuracy or reliability of any content, product, service, or merchandise provided through the Services. Epoch shall not warrant that any access number provided to End Users for connecting to the Services shall be a local call from End Users' area code and exchange. THE SERVICES ARE PROVIDED ON AN "AS IS, AS AVAILABLE" BASIS. NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT BY WAY OF LIMITATION, THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT, ARE MADE WITH RESPECT TO THE SERVICES OR ANY CONTENT OR SOFTWARE THEREIN. SOME STATES DO NOT ALLOW LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY LASTS, SO THE ABOVE LIMITATIONS MAY NOT APPLY TO BRANDED PROVIDER.

11.  Indemnification
     ---------------

Branded Provider and Epoch each agree to be responsible for their own acts and those of their subordinates, employees and subcontractors during the performance of the work under this Agreement. Each party hereby indemnifies the other against any and all losses, costs, damages, claims, expenses or liabilities arising from any breach of each party's obligations and duties as set forth in this Agreement.

12.  Binding Arbitration
     -------------------

Epoch and Branded Provider agree to settle by arbitration any disagreement or controversy arising between Epoch and Branded Provider and any of their respective employees, agents, etc. relating to this Agreement and/or any customer serviced by Epoch. Such arbitration shall be conducted, with venue in Orange County, California, according to standard arbitration rules then in effect of the American Arbitration Association. Initiation of arbitration may be made by serving written notice to the other party. This arbitration agreement is binding upon all parties. Any award the arbitrator makes shall be final and binding on all parties and judgment on it may be entered in any court having jurisdiction. Furthermore, the prevailing party shall be entitled to recover reasonable attorneys fees.

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13.  General
     -------

Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Branded Provider without the prior written consent of Epoch, which may be withheld in the sole and absolute discretion of Epoch.

Epoch shall not be held liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control (Force Majeure) including, without limitation, actions or failures to act of any third-party upon whom Epoch reasonably relies for services (e.g. LECs, IXCs, etc.), acts of God, fire, catastrophe, governmental prohibitions or regulations, hackers, national emergencies, riots, wars, strikes, lockouts, work stoppages or other labor difficulties, or other causes reasonably unforeseen in the normal course of business. The time for any performance required under this Agreement shall be extended by the delay incurred as a result of any such act of Force Majeure and Epoch shall in no way be responsible for, nor liable for, any damages or losses incurred as a result of such act(s).

The entire Agreement between the parties is incorporated in this Agreement (including all Attachments hereto) and supersedes all prior discussions and agreements between the parties relating to the subject matter herein. This Agreement can be modified only in writing, when duly signed by authorized representatives of both parties.

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

This Agreement is governed by the laws of the State of California.

14.  Miscellaneous
     -------------

Neither party shall publicize or disclose the existence of this Agreement or its terms without the consent of the other, and in the event of such agreement, all press release materials shall be reviewed and approved by the other party. The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any further rights hereunder.

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15. Acknowledgments
    ---------------

Branded Provider acknowledges that it has read this Agreement and understands and accepts the terms, conditions and covenants contained herein. Epoch expressly disclaims the making of, and Branded Provider acknowledges that is has not received or relied on, any guaranty, express or implied, as to the amount of commissions or other revenue that it may earn as a result of its activities pursuant to this Agreement.

16. Notices And Payments
    --------------------

All notices and payments made to Branded Provider shall be delivered to its address designated below, or as otherwise designated by Branded Provider from time to time. All notices to Epoch shall be delivered to its address designated below, or as otherwise designated by Epoch from time to time.

17. Binding Effect
    --------------

This Agreement is binding upon the parties hereto, their respective executors, administrators, heirs and successors in interest. All obligations by either party which expressly or by their nature survive the expiration or termination of this Agreement shall continue in force and effect subsequent to and notwithstanding this Agreements expiration or termination until such time that the obligations are satisfied in full or by their nature expire.

IN WITNESS WHEREOF, the parties have so agreed and made effective on the date first-above written,

        Epoch Networks, Inc.:                        NET-tel Corporation:

By: /s/ Scott Purcell                         By:  /s/ James F. Kenefick

Name:   Scott Purcell                         Name:    James F. Kenefick
Title:  President                             Title:   President


        18201 Von Karman Ave., 5th Floor               3050 "K" Street, NW, #250
        Irvine, CA 92612                               Washington, DC 20007
        714-474-4950                                   202-736-5100

Attachments A - Branded Provider Price List, Monthly Revenue Commitment and Ramp
                Schedule
Attachment B -  Markets and Forecast
Exhibit A - POP Expansion Agreement
NET-tel Corporation
Standard Dedicated Access Service Agreement

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